UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 4, 2018
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE, Bldg. 3, Suite 700
Atlanta, GA 30305
(Address and zip code of principal executive offices)
(866) 952-1647
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

{N0186503 }

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 4, 2018, DLH Holdings Corp. (“DLH” or the “Company”) entered into a Change in Control, Severance and Covenant Agreement (the “Severance Agreement”) with Helene Fisher, who has served as the President of its Danya International subsidiary since January 2017. Ms. Fisher will continue to serve in this capacity under the terms of the Severance Agreement. Under the Severance Agreement, the Company agreed to provide Ms. Fisher with certain post-termination payments and benefits if her employment is terminated by us without “cause” or by her for “good reason”, as those terms are defined in the Severance Agreement. These termination payments and benefits include the following: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date.

Further, the Severance Agreement provides that if her employment is terminated in connection with a change of control, subject to limitation to avoid the imposition of the excise tax imposed under the Internal Revenue Code, she would be eligible to receive a payment of her base salary for a period of twelve months in addition to any accrued compensation and the continuation benefits. In the event of the termination of her employment was due to death or disability, Ms. Fisher or her estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date. If her employment is terminated by us for “cause” or by her without “good reason,” she would not be entitled to any additional compensation or benefits other than accrued and unpaid compensation. The Severance Agreement also provides that in the event of the termination of her employment with the Company other than for cause, any equity awards held by her as of the date of such termination, to the extent vested, shall remain exercisable in accordance with the Company’s equity compensation plans.

The Severance Agreement does not otherwise modify any of the other payments or benefits to which she was entitled under the terms of her prior compensation arrangements with the Company. In addition, Ms. Fisher remains subject to customary confidentiality, non-solicitation, and non-competition obligations that survive the termination of her employment. The foregoing summary of the terms of the Severance Agreement is qualified in its entirety by reference to the full text of such agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2018.

{N0186503 }    1

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull

Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: June 8, 2018

{N0186503 }    2